EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form F-2 (No. 333-97795) of our report dated July 18, 2003 relating to the consolidated financial statements, which appears in Bonso Electronics International Inc.'s Annual Report on Form 20-F for the year ended March 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Hong Kong
July 25, 2003